                               POWER OF ATTORNEY
                            (for Section 16 Filings)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert D. Beyer, George P. Hawley and Mike L. Wilhelms, each acting alone, as the undersigned's true and lawful attorney-in-fact, to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a stockholder, officer and/or director of Crescent Acquisition Corp (the
"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the U.S. Securities and Exchange Commission (the
"SEC") and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 7th day of March, 2019.

                                   CFI Sponsor LLC

                                   By: Crescent Capital Group LP, its Member

                                        By: /s/George P. Hawley
                                        ---------------------------------------
                                        Name: George P. Hawley
                                        Title : General Counsel and Secretary

                                   By: Beyer Family Interests LLC, its Member

                                        By: Robert D. Beyer
                                        ---------------------------------------
                                        Name: /s/ Robert D. Beyer
                                        Title: Its Manager

                                   By: TSJD Family LLC, its Member

                                        By: /s/ Todd M. Purdy
                                        ---------------------------------------
                                        Name: Todd M. Purdy
                                        Title: Manager